FOR IMMEDIATE RELEASE
Telephone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Relations Contact: Joanne Brigandi x4240
May 9, 2008

SJI REPORTS Q1 2008 RESULTS

Performance Supports 2008 Target for Economic Earnings per Share Growth of 6%-10%

FOLSOM, N.J. – South Jersey Industries (NYSE: SJI) today announced income from continuing operations for the first quarter 2008 of $24.7 million, or $0.83 per share, compared with income from continuing operations of $27.2 million, or $0.92 per share for the same quarter of 2007. SJI’s Economic Earnings of $39.2 million, or $1.32 per share, for the first quarter 2008 compared with $38.4 million, or $1.30 per share, produced in the first quarter 2007.  First quarter 2007 Economic Earnings benefited from strong reported performance at our Asset Management & Marketing business that also produced $4.9 million of related hedge losses that were recognized during the remainder of 2007. Since the current quarter’s profits have no offsetting hedge losses affecting future periods, SJI’s Economic Earnings performance for the first quarter of 2008 reflects a 17% improvement when compared to the net results of the prior year period.

“We are very pleased with first quarter performance, with improved contributions from all segments of our business,” stated Edward J. Graham, SJI’s chairman and CEO. “Results produced and actions taken during the quarter that will benefit the remainder of the year were instrumental in raising our expectations for earnings growth for the year,” continued Graham. Last week SJI announced a target of 6% to 10% Economic Earnings per share growth for 2008. For this year, that target represents an increase from SJI’s long-term average growth target of 6% to 7% per year.

The non-GAAP financial measure, Economic Earnings, adjusts income from continuing operations by eliminating all unrealized gains and losses on commodity derivative transactions and adjusts for realized gains and losses attributed to hedges on inventory transactions. (Please refer to the Explanation and Reconciliation for Non-GAAP Financial Measures at the end of this release.)

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SJI’s First Quarter 2008 Highlights:

➢	Produced record earnings on an Economic Earnings basis for SJI
➢	Produced record utility earnings
➢	Balance sheet strengthened: equity-to-capitalization ratio was 56% at March 31, 2008

Non-Utility Income Contribution: Non-Utility operations produced a loss from continuing operations on a GAAP basis of $0.4 million in the first quarter of 2008, compared with $2.9 million of income for the same period in 2007. On an Economic Earnings basis, non-utility income from continuing operations for the first quarter of 2008 duplicated first quarter 2007 results of $14.1 million, despite the benefit 2007 results received from asset marketing transactions on which related losses could not be recognized until subsequent quarters. Performance at our key non-utility business lines was as follows:

➢
Asset Management & Marketing - This business contributed $12.2 million in the first quarter of 2008 on an Economic Earnings basis. While slightly lower than the $13.0 million produced in the same quarter of 2007, prior year results benefited from gains on transactions in the first quarter that incurred $4.9 million of offsetting losses over the remainder of 2007. The results from our asset management activities in the first quarter of 2008 incurred no offsets that will impact future periods. Having in excess of 10 Bcf of gas storage capacity under management creates opportunities for this business to lock in attractive margins resulting from volatility in gas market pricing and realizing the value of related pipeline capacity. We hedge an initial profit margin on each commodity transaction we enter into and then seek to build upon those margins by taking advantage of favorable market conditions.

➢
On-Site Energy Production - Our on-site energy production business contributed $1.2 million in the first quarter compared with $0.8 million in the prior-year period. Improved year-over-year operating performance at Marina’s existing thermal and landfill gas facilities accounted for the more than 40% improvement. We expect Marina’s performance to receive an added boost when it begins to provide energy services to the Borgata Hotel Casino’s expansion that opens in the second quarter.  Construction of the thermal plant serving the Echelon resort in Las Vegas is continuing ahead of schedule, and remains well positioned to meet its planned start-up date of third quarter 2010. Our pursuit of similar energy project opportunities at a number of proposed gaming projects in Atlantic City, Las Vegas and tribal areas is continuing. Marina develops, owns and operates on-site energy plants. We expect these projects to provide annuity-like income streams under long-term contracts.

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➢
Retail Services - Retail Services, which includes our appliance warranty and repair business, and our meter reading business, contributed $0.7 million in the first quarter compared with $0.3 million for the prior-year period. The combination of new sales campaigns and some realized operational efficiencies drove the improved performance.

Utility Performance: South Jersey Gas’ first quarter 2008 net income was $25.0 million, a 3% increase over the $24.3 million produced for the comparable quarter in 2007. The combination of increased operating margins due to customer growth, and lower operating and interest expense benefited the 2008 comparison. Areas of note include:

➢
Conservation Incentive Program - The CIP continued to work as expected by protecting $6.2 million of SJG’s first quarter net income, offsetting the impacts of reduced customer utilization levels. The CIP has enabled SJG to actively promote energy conservation in our service territory, helping our customers lower their energy bills. In addition, our customers are also benefiting under the CIP from reduced costs achieved within our gas supply and storage portfolio.

➢
Customer Growth - South Jersey Gas added 4,990 customers, a 1.5% increase, during the 12-month period ended March 31, 2008, despite the slowdown in the new housing market. Utility customers totaled 337,455 at the end of the first quarter of 2008. Customers added in the past 12 months are anticipated to contribute approximately $1.7 million to net income annually. Natural gas remains the fuel of choice within our service territory, with over 95% of all new homes constructed using natural gas as their primary heating source. The clean burning characteristics of natural gas and an almost 50% price advantage over alternative heating fuels typically used in our market should also support our efforts to acquire new customers in both the new housing and conversion markets. We also expect a continuation of the trend of obtaining strong margins from new commercial customers that we have experienced in recent years. For the future, substantial new economic development planned for the Atlantic City market is also expected to positively impact housing demand in our service territory.

SJI’s Balance Sheet Remains on Target: SJI’s consolidated equity-to-capitalization ratio, inclusive of short-term debt, was 56.0% at March 31, 2008, compared with 51.1% at the same point in 2007. The equity-to-capitalization ratio at our utility was 54.9% and 52.8% at March 31, 2008 and 2007, respectively. Cash generated from operations that reduced the need for borrowing to support working capital needs drove the improvement. Our goal remains for this ratio to average 50% annually.

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Explanation and Reconciliation of Non-GAAP Financial Measures:
This press release includes the non-GAAP financial measures of Economic Earnings and Economic Earnings per share. The accompanying schedule provides a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should not be considered as an alternative to GAAP measures, such as net income, operating income, earnings per share from continuing operations or any other GAAP measure of liquidity or financial performance.

We define Economic Earnings as: Income from continuing operations, (1) less the change in unrealized gains and plus the change in unrealized losses, as applicable and in each case after tax, on all commodity derivative transactions that we are marking to market, and (2) adjusting for realized gains and losses, as applicable and in each case after tax, on all hedges attributed to inventory transactions to align them with the related cost of inventory in the period of withdrawal. Economic Earnings is a significant performance metric used by our management to indicate the amount and timing of income from continuing operations that we expect to earn related to commodity transactions. Specifically, we believe that this financial measure indicates to investors the profitability of all portions of these transactions and not just the portion that is subject to mark-to-market valuation measurement. Considering only one side of the transaction can produce a false sense as to the profitability of our commodity marketing activities, as no change in value is reflected for the non-derivative portion of the transaction.

The following table presents a reconciliation of our income from continuing operations and earnings per share from continuing operations to Economic Earnings and Economic Earnings per share:

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	Three Months Ended
	March 31,
	2008		2007
	(in thousands)

Income
From Continuing Operations		$24,712	$27,171
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses		15,542	11,399
Realized (Gains)/Losses on
Inventory Injection Hedges		(1,061)	(217)
Economic Earnings		$39,193	$38,353

Earnings per share
From Continuing Operations		$0.83	$0.92
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses		0.52	0.39
Realized (Gains)/Losses on
Inventory Injection Hedges		(0.03)	(0.01)
Economic Earnings per share		$1.32	$1.30

Non-Utility Income
From Continuing Operations	$	(354)	$2,910
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses		15,542	11,399
Realized (Gains)/Losses on
Inventory Injection Hedges		(1,061)	(217)
Economic Earnings		$14,127	$14,092

Asset Management & Marketing Income
From Continuing Operations		$(2,269)	$1,853
Minus/Plus:
Unrealized Mark-to-Market
(Gains)/Losses		15,542	11,399
Realized (Gains)/Losses on
Inventory Injection Hedges		(1,061)	(217)
Economic Earnings		$12,212	$13,035

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Webcast and Conference Call Details
South Jersey Industries’ President and CEO, Edward J. Graham, will be hosting an open conference call and webcast on Friday, May 9, 2008 at 11:00 am EDT to discuss the Company’s first quarter 2008 results and future prospects. To participate in the conference call, dial 1-888-680-0893 approximately 15 minutes ahead of the scheduled time and enter the participant passcode 62680862. To access the webcast simply visit the South Jersey Industries website at http://www.sjindustries.com, click on Investors and then click on the webcast icon. A recorded version of the webcast will be available at SJI’s website. A rebroadcast of the conference call will also be available by calling 1-888-286-8010 and entering the code: 55615987. SJI encourages shareholders, media and members of the financial community to listen to the conference call or webcast.

Forward-Looking Statement
This news release contains forward-looking statements. All statements other than statements of historical fact included in this press release should be considered forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release words such as “anticipate”, “believe”, “expect”, “estimate”, “forecast”, “goal”, “intend”, “objective”, “plan”, “project”, “seek”, “strategy”
and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions on an international, national, state and local level; weather conditions in our marketing areas; changes in commodity costs; the timing of new projects coming online; changes in the availability of natural gas; “non-routine” or “extraordinary” disruptions in our distribution system; regulatory, legislative and court decisions; competition; the availability and cost of capital; costs and effects of legal proceedings and environmental liabilities; the failure of customers, suppliers or business partners to fulfill their contractual obligations; and changes in business strategies. SJI assumes no duty to update these statements should actual events differ from expectations.

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About South Jersey Industries

South Jersey Industries (NYSE: SJI) is an energy services holding company for utility and non-regulated businesses.  A member of the KLD Global Climate 100 Index, SJI offers solutions to global warming through renewable energy, clean technology and efficiency.  South Jersey Gas, one of the fastest growing natural gas utilities in the nation, strongly advocates the efficient use of energy while safely and reliably delivering natural gas in southern New Jersey. South Jersey Energy Solutions, the parent of SJI’s non-regulated businesses, provides innovative, environmentally friendly energy solutions that help customers control energy costs. South Jersey Energy acquires and markets natural gas and electricity for retail customers and offers energy-related services. Marina Energy develops and operates energy projects including thermal facilities serving hot and chilled water for casinos, cogeneration facilities and landfill gas-to-electricity facilities.  South Jersey Resources Group provides wholesale commodity marketing and risk management services.  South Jersey Energy Service Plus installs, maintains and services heating, air conditioning and water heating systems, services appliances, installs solar systems and performs energy audits. For more information about SJI and its subsidiaries, visit http://www.sjindustries.com.

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SOURCE: DAVID A. KINDLICK	609-561-9000
STEPHEN H. CLARK
COMPANY NAME: SOUTH JERSEY INDUSTRIES, INC.
MARKET: N
STOCK SYMBOL: SJI

SOUTH JERSEY INDUSTRIES, INC. AND SUBSIDIARIES
COMPARATIVE EARNINGS STATEMENTS
(In Thousands Except for Per Share Data)
UNAUDITED
	Three Months Ended
	March 31,
	2008	2007
Operating Revenues:
Utility	$236,412	$265,285
Nonutility	111,635	103,142

Total Operating Revenues	348,047	368,427

Operating Expenses:
Cost of Sales - (Excluding depreciation)
- Utility	161,425	192,965
- Nonutility	105,331	90,505
Operations	19,994	18,908
Maintenance	1,852	1,472
Depreciation	7,187	7,012
Energy and Other Taxes	4,866	5,084

Total Operating Expenses	300,655	315,946

Operating Income	47,392	52,481

Other Income and Expense	281	364
Interest Charges	(6,014)	(6,969)

Income Before Income Taxes	41,659	45,876

Income Taxes	(17,164)	(18,910)
Equity in Affiliated Companies	217	205

Income from Continuing Operations	24,712	27,171

Loss from Discontinued Operations - (Net of tax benefit)	(24)	(148)

Net Income	$24,688	$27,023

Basic Earnings per Common Share:
Continuing Operations	$0.834	$0.925
Discontinued Operations	(0.001)	(0.005)

Basic Earnings per Common Share	$0.833	$0.920

Average Shares of Common Stock Outstanding - Basic	29,640	29,361

Diluted Earnings per Common Share:
Continuing Operations	$0.830	$0.922
Discontinued Operations	(0.001)	(0.005)

Diluted Earnings per Common Share	$0.829	$0.917

Average Shares of Common Stock Outstanding - Diluted	29,764	29,483

	Twelve Months Ended
	March 31,
	2008	2007
Operating Revenues:
Utility	$582,134	$597,763
Nonutility	353,857	329,481

Total Operating Revenues	935,991	927,244

Operating Expenses:
Cost of Sales - (Excluding depreciation)
- Utility	401,955	423,520
- Nonutility	288,032	251,849
Operations	74,663	67,466
Maintenance	6,725	5,605
Depreciation	28,117	26,919
Energy and Other Taxes	11,965	11,830

Total Operating Expenses	811,457	787,189

Operating Income	124,534	140,055

Other Income and Expense	2,339	2,887
Interest Charges	(26,260)	(28,274)

Income Before Income Taxes	100,613	114,668

Income Taxes	(41,310)	(47,107)
Equity in Affiliated Companies	897	957

Income from Continuing Operations	60,200	68,518

Loss from Discontinued Operations - (Net of tax benefit)	(267)	(800)

Net Income	$59,933	$67,718

Basic Earnings per Common Share:
Continuing Operations	$2.037	$2.337
Discontinued Operations	(0.009)	(0.027)

Basic Earnings per Common Share	$2.028	$2.310

Average Shares of Common Stock Outstanding - Basic	29,549	29,257

Diluted Earnings per Common Share:
Continuing Operations	$2.032	$2.329
Discontinued Operations	(0.009)	(0.027)

Diluted Earnings per Common Share	$2.023	$2.302

Average Shares of Common Stock Outstanding - Diluted	29,662	29,379